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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-61667) and related Prospectus of First Bank System, Inc. for the registration of 41,000 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1995, with respect to the consolidated financial statements of First Bank System, Inc. included in its Current Report on Form 8-K dated March 3, 1995, filed with the Securities and Exchange Commission.

                                                       Ernst & Young LLP

Minneapolis, Minnesota
October 5, 1995